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                                 EXHIBIT 5

           OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP


                              November 16, 1998


Cygnus, Inc.
400 Penobscot Drive
Redwood City, CA  94063


          Re: Cygnus, Inc. - Registration Statement for Offering of an Aggregate of 2,624,362 Shares of Common Stock


Dear Ladies and Gentlemen:

          We have acted as counsel to Cygnus, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 2,624,362 shares of common stock and related stock options and purchase rights for issuance (the "Shares") under (i) the Company's 1994 Stock Option/Award Plan (the "1994 Plan"), (ii) the Company's Amended 1991 Employee Stock Purchase Plan (the "1991 Plan") and (iii) the Written Compensation Agreement between the Company and Mr. Marion (the "Agreement").

          This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

          We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and amendment of the 1994 Plan, the 1991 Plan and the authorization of the Agreement. Based on such review, we are of the opinion that if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to (a) the provisions of option agreements duly authorized under the 1994 Plan, the 1991 Plan and the Agreement and in accordance with the Registration Statement, or (b) duly authorized direct stock issuances in accordance with the provisions of the 1994 Plan and the 1991 Plan and the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

          We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

          This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the 1994 Plan, the 1991 Plan, the Agreement or the Shares.



                                              Very truly yours,

                                              /s/BROBECK, PHLEGER & HARRISON LLP

                                              BROBECK, PHLEGER & HARRISON LLP